UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

FIRST US BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR SHAREHOLDERS:

We will hold the 2019 Annual Meeting of Shareholders of First US Bancshares, Inc. (the “Company”) at 2:00 p.m., Central Time, on Thursday, May 2, 2019, at the principal executive offices of the Company, located at Pump House Plaza, 3291 U.S. Highway 280, Birmingham, Alabama 35243.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2018 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting in person at the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time before the proxy is voted.

Sincerely, Andrew C. Bearden, Jr. Chairperson of the Board James F. House President and Chief Executive Officer

March 28, 2019

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 2, 2019

TO THE SHAREHOLDERS OF FIRST US BANCSHARES, INC.:

First US Bancshares, Inc. (the “Company”) will hold its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) at the principal executive offices of the Company, located at Pump House Plaza, 3291 U.S. Highway 280, Birmingham, Alabama 35243, on Thursday, May 2, 2019, at 2:00 p.m., Central Time, for the following purposes:

(1)	to elect thirteen (13) directors of the Company to serve for the ensuing year;

(2)	to approve the amendment to the First US Bancshares, Inc. 2013 Incentive Plan;

(3)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2019;

(4)	to approve, on an advisory basis, the Company’s executive compensation; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors of the Company has fixed the close of business on March 13, 2019, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information about the Annual Meeting, including directions to attend the Annual Meeting, can be found at the following website: www.edocumentview.com/FUSB. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors, Beverly J. Dozier Secretary

Birmingham, Alabama

March 28, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2019: THE COMPANY’S PROXY STATEMENT AND 2018 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/FUSB.

 PROXY STATEMENT

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

PROXY STATEMENT

FOR THE

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2019

INTRODUCTION

This Proxy Statement is furnished on or about March 28, 2019, by First US Bancshares, Inc. (the “Company”) to the holders of common stock of the Company in connection with the 2019 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Thursday, May 2, 2019, at 2:00 p.m., Central Time, at the principal executive offices of the Company, located at Pump House Plaza, 3291 U.S. Highway 280, Birmingham, Alabama 35243 (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of thirteen (13) directors of the Company;

(2)	the approval of the amendment to the First US Bancshares, Inc. 2013 Incentive Plan;

(3)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2019;

(4)	the advisory approval of the Company’s executive compensation; and

(5)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later internet or telephone vote before the vote of the shareholders at the Annual Meeting. We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR Proposals 1, 2, 3 and 4 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

●

Vote via the Internet. You may vote your shares via the internet at any time prior to the deadline noted on your proxy card by following the instructions on your proxy card. The website address for internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

●

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to the deadline noted on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

●

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 13, 2019. Only shareholders as of this date are eligible to vote at the Annual Meeting. At the close of business on March 13, 2019, there were 6,303,582 shares of common stock of the Company, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, then the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the shares cast at the Annual Meeting – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The approval of the amendment to the First US Bancshares, Inc. 2013 Incentive Plan (Proposal 2) will require the affirmative vote of a majority of the total votes cast on the proposal. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2019 (Proposal 3) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 4 calls for the advisory (non-binding) approval of the Company’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) and the amendment to the First US Bancshares, Inc. 2013 Incentive Plan (Proposal 2) are determined by the votes cast at the Annual Meeting, abstentions will not affect the outcome of these matters. An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2019 (Proposal 3) and the advisory approval of the Company’s executive compensation (Proposal 4) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

 Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1), with respect to the amendment to the First US Bancshares, Inc. 2013 Incentive Plan (Proposal 2) and with respect to the non-binding advisory vote regarding the Company’s executive compensation (Proposal 4).

Under applicable law, if you hold your shares in “street name” and do not indicate to your broker, bank or other nominee how you want your shares to be voted in the election of directors (Proposal 1), with respect to the amendment to the First US Bancshares, Inc. 2013 Incentive Plan (Proposal 2) or the executive compensation matter (Proposal 4), then your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors, for the approval of the amendment to the First US Bancshares, Inc. 2013 Incentive Plan or with respect to the executive compensation matter, your shares will not be voted for any director nominee, the amendment to the First US Bancshares, Inc. 2013 Incentive Plan or the executive compensation matters or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) or with respect to the amendment to the First US Bancshares, Inc. 2013 Incentive Plan (Proposal 2) but will have no effect on the outcome of either of these proposals based on the voting standards that apply to them. Broker non-votes will not be taken into account in determining the outcome of the non-binding advisory vote regarding executive compensation (Proposal 4). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accountants for the year ended December 31, 2019 (Proposal 3); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board, the Bylaws state that there shall be sixteen (16) directors. There are currently fourteen (14) directors serving on the Board. All current members of our Board will stand for reelection at the Annual Meeting with the exception of Linda H. Breedlove, who cannot be nominated for reelection at the Annual Meeting in accordance with the retirement age requirement set forth in the Company’s Guidelines on Significant Governance Issues. The Executive, Nominating and Corporate Governance Committee and the Board have both determined that a Board consisting of thirteen (13) persons is practical and efficient at this point in time.

Based on the nominations of the Executive, Nominating and Corporate Governance Committee, the Board recommends that the shareholders elect the thirteen (13) director nominees named below to hold office until the 2020 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified. All of the nominees currently serve as directors. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the thirteen (13) nominees to the Board. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THIRTEEN (13) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting at the Annual Meeting, any person nominated to be elected as a director is unable to serve, then the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. Each of the nominees currently serves as a director of the Company. The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five years, if applicable, with a company registered pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or an investment company; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Following the Annual Meeting, the Company, as the sole shareholder of First US Bank (the “Bank”), intends to reelect all of the newly-elected directors of the Company as directors of the Bank. Information regarding the executive officers of the Company who are not directors is also provided below.

Information About Director Nominees

Andrew C. Bearden, Jr. Director since 2009 Age 72

Mr. Bearden is a Certified Public Accountant and works as a management consultant through his company, BEACO Consulting LLC, in Thomasville, Alabama. Mr. Bearden served Peoples BancTrust Co., Inc. in Selma, Alabama as Chief Financial Officer, Executive Vice President from January 1997 until January 2007 and as Chief Operating Officer, Executive Vice President from January 2007 until October 2007. Mr. Bearden also served as an officer of BankTrust in Mobile, Alabama in the role of Chief Operating Officer, Executive Vice President from October 2007 until February 2009.

Mr. Bearden’s extensive prior experience in the banking industry, specifically his experience and leadership roles with two public companies, as well as his accounting background and current consulting practice, give him a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board.

Robert Stephen Briggs Director since 2014 Age 69

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he currently serves as its President and Chief Executive Officer. In addition, Mr. Briggs is Chief Executive Officer of Longevity Quest, Inc., which provides longevity analysis for wellness management and longevity planning. He is also a member of the board of directors of American United Mutual Insurance Holding Company, currently serving as lead independent director and as a member of the Executive Committee and the Compensation Committee, and previously serving as chair of the Governance and Nominating Committee.

The Board believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board.

Sheri S. Cook Director since 2014 Age 51

Ms. Cook currently serves as Senior Vice President of Human Resources for Altec, Inc., an equipment and service provider based in Birmingham, Alabama. From April 2008 to July 2013, she served as Altec’s Director of Corporate Finance. Previously, Ms. Cook worked in the corporate finance, internal audit and investor relations departments of Protective Life Corporation, and also worked for Kinetic Partners, LLC and Sonat, Inc.

The Board believes that Ms. Cook’s management experience and practical knowledge gained through her employment in several finance-related roles at companies in various industries allow her to provide valuable insight and expertise to the Board.

John C. Gordon Director since 1997 Age 61

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board.

David P. Hale Director since 2017 Age 61

Dr. Hale serves as a Professor of Management Information Systems and Endowed MIS Fellow in the Culverhouse College of Commerce and Business Administration and the Manderson Graduate School of Management at the University of Alabama, where he has been on the faculty since 1995. In this role, he co-developed and has led the Management Information Systems program, which has been recognized as one of the top programs of its type nationally. He is also Director of the Aging Systems Center of Excellence. In addition, Dr. Hale has been engaged by various commissions and task forces of federal and state governments, as well as numerous private sector companies, for projects relating to economic development and information technology, among other matters.

The Board believes that Dr. Hale’s knowledge and experience in the area of information technology are valuable assets and resources for the Company and the Board.

William G. Harrison Director since 1976 Age 72

Mr. Harrison served as Timber Settlements and Records Manager for Linden Lumber Company (sawmill) from 1999 until his retirement in 2008. For approximately 20 years prior to his position at Linden Lumber Company, Mr. Harrison was President and Chief Executive Officer of Bedsole Dry Goods, a retail chain consisting of department stores and variety stores.

The Board believes that Mr. Harrison’s extensive business experience, specifically his understanding of accounts management and credit and collection risk, contributes greatly to the composition of the Board.

James F. House Director since 2011 Age 66

Mr. House became a director of the Company pursuant to an employment agreement among the Company, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of the Company and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board believes that, from these years of experience in a number of positions and areas in banking and his senior executive-level services to the Company and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of the Company and the Bank, which provides valuable insight to the Board.

J. Lee McPhearson Director since 2009 Age 65

Mr. McPhearson is an attorney, currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises, including McPhearson Land and Timber Company, LLC, of which he is the managing member, and MJM Development, LLC, of which he is the secretary and member. He also helps oversee and manage the timber operations and oil and gas interests on land which comprises property in Choctaw County, Alabama and Wayne County, Mississippi.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by the Company and the Bank gained through his time on the bench, contribute greatly to the Board. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Jack W. Meigs Director since 1997 Age 61

Mr. Meigs served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama from 1991 until his retirement in April 2016. He has been engaged in the private practice of law since April 2016.

The Board believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contribute greatly to the composition of the Board.

Aubrey S. Miller Director since 2014 Age 66

Mr. Miller currently serves as President of the Shelby County, Alabama Board of Education, a position to which he was elected in 2009, and also serves as senior pastor of the Faith Church at Oxmoor Valley in Birmingham, Alabama. Previously, Mr. Miller served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama from 2009 until his retirement in July 2015 and now serves as the Senior Vice President of Financial Development for the YMCA of Greater Birmingham. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allows him to provide valuable insight and advice to the Board.

Donna D. Smith Director since 2014 Age 70

Ms. Smith served as the Vice President of Human Resources and Ethics for Alabama Power Company from 2010 until her retirement in February 2014 and as Human Resources Director of Alabama Power Company and Southern Company Generation for several years prior to that. She also served on the board of directors of the Alabama Power Company Foundation and remains active in leadership positions with several philanthropic organizations and boards, including serving on the board and audit/compensation committee of McKinney Communications Company since 2017.

The Board believes that Ms. Smith brings a valuable perspective to the Board as a result of her extensive experience in a highly-regulated industry, deep and broad business experience as an executive at one of the largest employers in the state of Alabama and strong history of community involvement.

Howard M. Whitted Director since 1985 Age 74

Mr. Whitted was a forester for Weyerhaeuser Company, a forest products and container board manufacturer, from 1968 until his retirement in 2006. Mr. Whitted is currently a forester and manager for Whitted Family Holdings.

The Board believes that Mr. Whitted’s general business experience and, specifically, his experience in the real estate and forestry industry, provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Bruce N. Wilson Director since 1997 Age 64

Mr. Wilson is a practicing attorney and the senior member in the law firm of Wilson, Drinkard & Dolbare, LLC, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board.

 Information About Executive Officers Who Are Not Also Directors

None of the executive officers are related to any director of the Company or to any other executive officer.

Thomas S. Elley Age 47

Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company and the Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank since October 2013. Prior to his employment with the Company and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 53

Mr. Mitchell has served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc., since February 2008, and, prior to that, as Interim President and Chief Executive Officer from November 2007 to February 2008. Mr. Mitchell has worked for Acceptance Loan Company, Inc. since May 1997.

Anthony G. Cashio Age 69

Mr. Cashio joined the Bank in October 2012 and currently serves as Executive Vice President and Chief Risk Officer. Prior to his appointment as Chief Risk Officer in January 2019, Mr. Cashio served as Chief Credit Officer of FUSB. Prior to his employment with the Bank, Mr. Cashio served as Executive Vice President and Chief Credit Officer of Gulf South Private Bank in Destin, Florida from December 2011 until October 2012; Regional Credit Officer and Senior Vice President of Cadence Bank from December 2006 until November 2011; and Senior Vice President and Risk Manager of Wachovia Bank from November 2004 until December 2006. Prior to November 2004, Mr. Cashio held a number of positions with SouthTrust Bank over a twenty-year period.

Beverly J. Dozier Age 54

Ms. Dozier currently serves as Vice President, Secretary and Assistant Treasurer of the Company and Senior Vice President, Executive Administration, of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003, and is available on our website at www.firstusbank.com under the tab “About – Investor Relations – FUSB Policies.” We will furnish any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. In the event the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, the Chief Financial Officer and other senior executive officers that relate to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the 1934 Act, the Company intends to disclose these actions on the Company’s website.

The following is a summary of the Company’s Board independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which the Company’s common stock is listed (“Nasdaq”), requires that a majority of the Company’s Board members be “independent.” Accordingly, because the Board currently has fourteen (14) members, at least eight (8) of the directors must be independent – following the Annual Meeting, the Board will have thirteen (13) members, and at least seven (7) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Executive, Nominating and Corporate Governance Committee also must meet the applicable independence tests in the Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for reelection, with the exception of Mr. House, has any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of the Company and the Bank.

While conducting its review of director independence, the Board specifically considered the relationship between the Company and Wilson, Drinkard & Dolbare, LLC, a law firm in which Mr. Wilson is the senior member and that has provided legal services to the Company and its subsidiaries in the past. The Company’s fee arrangement with this firm is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2018, the Company did not pay any legal fees to Wilson, Drinkard & Dolbare, LLC. Based on this review, the Board concluded that the Company’s relationship with this firm does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to the effective operation of the Board for the benefit of the Company. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of the Company, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by the Company.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since the Company became a publicly-traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

The Company is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. General oversight of the Company’s risk management process is the primary responsibility of the Executive, Nominating and Corporate Governance Committee of the Board, with certain other committees of the Board responsible for specific oversight of the risk oversight process when a particular risk falls within the purview of that particular committee. The Executive, Nominating and Corporate Governance Committee specifically oversees risks associated with the independence of Board members, potential conflicts of interest and governance items. Also reporting to the Executive, Nominating and Corporate Governance Committee is the Enterprise Risk Management Division, which has been created recently to focus on certain audit, compliance, loan and strategic planning functions. The Compensation Committee of the Board oversees the management of risks relating to the Company’s compensation policies, plans, and practices, including executive compensation. The Audit Committee oversees the management of financial risks (including risks required to be monitored under the Sarbanes-Oxley Act), reporting, auditing and internal controls for the Company. The Retail, Operation, Technology and Compliance Committee of the Bank’s Board of Directors oversees risk management policies with respect to retail products, operational functions, cybersecurity and third-party technology risk exposures, along with certain compliance and audit functions. The Directors’ Loan Committee oversees risks relative to certain loan and credit functions and approval processes of the Bank. The conclusions of each Board committee are brought to the attention of all Board members at the regularly-scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight role.

Board Structure and Committees

The Board conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2018, the Board met 12 times in regularly-scheduled meetings and held two special meetings. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. Thirteen of the Company’s fourteen directors attended the Company’s 2018 Annual Meeting of Shareholders held on April 25, 2018.

 Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its shareholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “Investor Relations” – “FUSB Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 13, 2019. The Audit Committee met six times during 2018. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that Andrew C. Bearden, Jr., Robert Stephen Briggs and David P. Hale each has the requisite attributes of an “audit committee financial expert.” Mr. Bearden acquired such attributes through his experience as a certified public accountant and through his supervision as chief financial officer of the financial reporting and compliance of a publicly-traded financial institution. Mr. Briggs acquired such attributes through his experience overseeing the financial performance of a major division of a national life insurance company and through his service on other boards of directors of companies in the financial services industry, including audit committee service. Dr. Hale acquired such attributes through earning a degree in accounting and a doctorate degree in management information systems and his experience as a professor in these respective areas.

The current members of the Audit Committee are Robert Stephen Briggs, Chairperson, Andrew C. Bearden, Jr., David P. Hale, William G. Harrison, Jack W. Meigs and Donna D. Smith. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers and administers the Company’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “Investor Relations” – “FUSB Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 13, 2019. The Compensation Committee met six times in 2018. The Compensation Committee Report appears later in this Proxy Statement.

The scope of the Compensation Committee’s authority is limited to the responsibilities that are set forth in its charter. In fulfilling its responsibilities, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The charter further provides the Compensation Committee with the authority to engage independent consultants and legal advisers when determined to be necessary or appropriate in fulfilling its responsibilities. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that, based on the Company’s current compensation programs, plans and practices, there are no such risks.

The current members of the Compensation Committee are Donna D. Smith, Chairperson, Andrew C. Bearden, Jr., Robert Stephen Briggs, Sheri S. Cook, John C. Gordon and J. Lee McPhearson. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Executive, Nominating and Corporate Governance Committee

Among other responsibilities, the Executive, Nominating and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of the Company. The Executive, Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “Investor Relations” – “FUSB Policies.” The Executive, Nominating and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Executive, Nominating and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 13, 2019. The Executive, Nominating and Corporate Governance Committee met four times in 2018.

The members of the Executive, Nominating and Corporate Governance Committee are Andrew C. Bearden, Jr., Chairperson, Robert Stephen Briggs, Sheri S. Cook, John C. Gordon, J. Lee McPhearson, Donna D. Smith and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Executive, Nominating and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Consideration of Director Nominees

Criteria and Diversity

Criteria that are used by the Executive, Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Executive, Nominating and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Executive, Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of the Company. For a discussion of the individual experience and qualifications of our directors, refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director Nominees

The process followed by the Executive, Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Executive, Nominating and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director Nominees Proposed by Shareholders

The Executive, Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Executive, Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Executive, Nominating and Corporate Governance Committee, c/o Corporate Secretary of First US Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

●	the name of the recommended person;

●

all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	the written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

●

as to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on the Company’s books; provided, however, that, if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

●	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

  Any such recommendation must be received at the address above not less than 120 calendar days before the first anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, which date for the ensuing year is November 28, 2019.

 Shareholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Executive, Nominating and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Executive, Nominating and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Executive, Nominating and Corporate Governance Committee

c/o Corporate Secretary of First US Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to the Board will be relayed to the Executive, Nominating and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving the Company and its subsidiaries and “related persons.” “Related persons” include directors, director nominees and executive officers and their immediate family members and shareholders owning 5% or more of the Company’s outstanding common stock and their immediate family members. It is the Company’s policy to approve and ratify transactions involving related persons only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of the Company and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of the Company and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of collectability or presented other unfavorable features.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our primary objective is to achieve and sustain significant increases in shareholder value. We have designed our executive compensation program, and we routinely evaluate and consider modifications to the program, to support this objective with a strong link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. Our approach is aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success in the banking industry. A portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

Oversight of the Compensation Program

The Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly-compensated executive officers during 2018 – Mr. House, Mr. Elley and Mr. Mitchell (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. During 2018, the Compensation Committee engaged Willis Towers Watson to consult on various compensation matters, including assisting the Compensation Committee by reviewing, assessing and providing recommendations with respect to certain aspects of the Company’s compensation program for directors and executive officers. Additionally, at the request of the Company’s management, Willis Towers Watson provided an assessment of certain compensation matters for the Bank’s non-executive employees.

The Company does not have a policy that limits the services that an executive compensation consultant can perform. However, the Company has not engaged Willis Towers Watson for any projects other than those directed by the Compensation Committee and management, as described above, nor has Willis Towers Watson performed any other services for the Company.

Elements of Executive Compensation

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at the Company, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate.

From the beginning of 2018 until July 2018, our named executive officers were paid the following base salaries: for Mr. House, $330,000; for Mr. Elley, $217,000; and for Mr. Mitchell, $207,000. During July 2018, Mr. Elley and Mr. Mitchell receive raises, and their base salaries were increased to the following amounts: for Mr. Elley, $227,000; and for Mr. Mitchell, $212,175.

Equity Awards and Incentive Compensation

Our Named Executive Officers are eligible to participate in the First US Bancshares, Inc. 2013 Incentive Plan (the “Incentive Plan”), which was adopted by the Board on March 22, 2013, and approved by our shareholders on May 16, 2013. The Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the Company and its affiliates, including the Bank. Awards made under the Incentive Plan are subject to “clawback” (deduction or recovery) to the extent required by applicable laws, government regulations and stock exchange listing requirements.

On February 12, 2018, we granted awards of nonqualified stock options to our Named Executive Officers in the following amounts: 9,900 for Mr. House, 6,300 for Mr. Elley and 5,100 for Mr. Mitchell. Nonqualified stock options are inherently performance-based and align the interests of the Named Executive Officers with those of the shareholders because the exercise price is granted at the fair market value of our common stock on the grant date, and the option has value only if the price of our common stock appreciates over time. These options vest in equal increments on the first three anniversaries of the grant date and bear an exercise price equal to the closing price of a share of common stock on the grant date, or $11.71 per share.

On June 27, 2018, we granted 5,000 shares of restricted stock to Mr. House. The shares are subject solely to time-based vesting and vest in full on the first anniversary of the grant date.

2018 Cash Incentive Program

During 2018, each of the Named Executive Officers participated in a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria. Under the cash incentive program, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2018 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to the Company and the Bank, in the case of Mr. House and Mr. Elley, or ALC, in the case of Mr. Mitchell. For Mr. House, the payment was based on (i) consolidated pre-tax income of the Company, (ii) the level of improvement in the Company’s pre-tax return on average assets, (iii) the level of increase in the Company’s loans to deposits ratio, (iv) successful completion of the acquisition by the Company of The Peoples Bank (“TPB”), and (v) a portion designated at the discretion of the Compensation Committee. For Mr. Elley, the payment was based on (i) consolidated pre-tax income of the Company, (ii) the level of improvement in the Company’s pre-tax return on average assets, (iii) successful completion of the acquisition by the Company of TPB, and (iv) a portion designated at the discretion of the Compensation Committee. For Mr. Mitchell, the payment was based on (i) consolidated pre-tax income of the Company, (ii) pre-tax income of ALC and FUSB Reinsurance, (iii) ALC’s pre-tax return on average assets, (iv) ALC’s growth in net loans, and (v) a portion designated at the discretion of the Compensation Committee. Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain regulatory or compliance ratings at the Bank, in the case of Mr. House and Mr. Elley, or at ALC, in the case of Mr. Mitchell. None of these negative criteria were triggered during 2018. In connection with this program, in 2018 Mr. House earned $176,833, Mr. Elley earned $95,461 and Mr. Mitchell earned $88,137.

Termination and Change in Control Benefits

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of the Company’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, the Company, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by the Company, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of the Company and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Additionally, we have entered into a Change in Control Agreement with our executive officers including Mr. Elley and Mr. Mitchell, pursuant to which certain payments are required in connection with a change in control. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. We believe that perquisites for executive officers should be limited in scope and value and also should reflect similar perquisites provided to executive officers at other banks of comparable size.

Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile. Additionally, the company pays the annual premium for a term life insurance policy with a $250,000 death benefit for Mr. House. During a portion of 2018, the Company provided Mr. House with temporary housing (including utilities) in Thomasville, Alabama. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2018 Annual Meeting of Shareholders held on April 25, 2018, approximately 88.2% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal (excluding broker non-votes) were voted in favor of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for that meeting. The Company’s Compensation Committee considered this high level of shareholder support when determining the compensation for 2019 but did not take any actions in 2018 or to date in 2019 specifically in response to the shareholder advisory vote on executive compensation. The Compensation Committee concluded that the Company’s compensation program should continue to emphasize the objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed of independent directors, reviewed and discussed the Executive Compensation with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Executive Compensation be included in this Proxy Statement.

This report furnished by the Compensation Committee:

Donna D. Smith, Chairperson

Andrew C. Bearden, Jr.

Robert Stephen Briggs

Sheri S. Cook

John C. Gordon

J. Lee McPhearson

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2018 and 2017, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the Securities and Exchange Commission, the Company is providing compensation information for 2018 and 2017 for Mr. House, as the President and Chief Executive Officer of the Company and the Bank, and Mr. Elley and Mr. Mitchell, as the two most highly compensated executive officers of the Company other than Mr. House who were serving as executive officers at the end of 2018.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
James F. House(5)	2018	$330,000	$58,000	$34,749	$176,833	$22,255	$621,837
President and Chief Executive Officer of the Company and the Bank	2017	$330,000	$29,825	$40,480	$104,258	$27,091	$531,654
Thomas S. Elley	2018	$222,000	-	$22,113	$95,461	$15,188	$354,762
Vice President, Treasurer, Assistant Secretary, Chief Financial Officer and Principal Accounting Officer of the Company and Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank	2017	$210,750	$14,913	$25,760	$61,946	$18,726	$332,095
William C. Mitchell	2018	$209,588	-	$17,901	$88,137	$14,921	$330,547
President and Chief Executive Officer of Acceptance Loan Company, Inc.	2017	$207,000	-	$25,760	$35,790	$11,870	$280,420

(1)	The amounts presented in this column represent the grant date fair value of shares of restricted common stock, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.

(2)	The amounts presented in this column represent the grant date fair value of options, computed in accordance with ASC Topic 718.

(3)	The amounts presented in this column represent cash paid under the 2018 or 2017 cash incentive program, as applicable.

(4)	The following table describes each component in the “All Other Compensation” column for 2018 and 2017.

Name	Year	401(k) Contributions	Life Insurance Premiums	AD&D Insurance Premiums	Automobile	Housing Allowance	Cell Phone Fees	Other*	Total
James F. House	2018	$11,000	$5,379	$96	$1,574	$2,125	$1,170	$911	$22,255
	2017	$10,800	$5,259	$96	$1,049	$8,047	$1,170	$670	$27,091
Thomas S. Elley	2018	$11,000	$786	$96	$2,136	-	$1,170	-	$15,188
	2017	$8,194	$652	$94	$2,650	$5,966	$1,170	-	$18,726
William C. Mitchell	2018	$9,815	$629	$77	$2,113	-	$2,124	$163	$14,921
	2017	$8,048	$541	$77	$1,882	-	$1,170	$152	$11,870

* For Mr. House, “Other” compensation for 2018 includes $462 in club dues and $449 for a radio subscription service fee, and for 2017 includes $462 in club dues and $208 for a radio subscription service fee. For Mr. Mitchell, this amount represents a radio subscription service fee paid in 2018 and 2017.

(5)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information as of December 31, 2018, concerning outstanding equity awards previously granted to our Named Executive Officers:

		Option Awards				Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of StockThat Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
James F. House	08/01/14(1)	11,000	-	$8.10	07/31/24	-	-
	02/23/15(2)	10,500	-	$8.23	02/23/25	-	-
	02/24/16(3)	7,334	3,666	$8.30	02/24/26	-	-
	02/22/17(4)	3,667	7,333	$14.11	02/22/27	-	-
	02/12/18(5)	-	9,900	$11.71	02/12/28	-	-
	06/27/18	-	-	-	-	5,000	$39,750
Thomas S. Elley	08/01/14(1)	4,250	-	$8.10	07/31/24	-	-
	02/23/15(2)	5,900	-	$8.23	02/23/25	-	-
	02/24/16(3)	4,066	2,034	$8.30	02/24/26	-	-
	02/22/17(4)	2,333	4,667	$14.11	02/22/27	-	-
	02/12/18(5)	-	6,300	$11.71	02/12/28	-	-
William C. Mitchell	08/01/14(1)	7,500	-	$8.10	07/31/24	-	-
	02/23/15(2)	6,500	-	$8.23	02/23/25	-	-
	02/24/16(3)	4,534	2,266	$8.30	02/24/26	-	-
	02/22/17(4)	2,333	4,667	$14.11	02/22/27	-	-
	02/12/18(5)	-	5,100	$11.71	02/12/28	-	-

(1)	Options granted in August 2014 vested immediately upon issuance.
(2)	Options granted in February 2015 vested on the first anniversary of the grant date.
(3)	Options granted in February 2016 vest in equal increments on the first three anniversaries of the date of grant.
(4)	Options granted in February 2017 vest in equal increments on the first three anniversaries of the date of grant.
(5)	Options granted in February 2018 vest in equal increments on the first three anniversaries of the grant date.
(6)

For Mr. House, the amount in the column represents restricted shares of common stock granted under the Incentive Plan on June 27, 2018, that will vest in full on the first anniversary of the grant date, June 27, 2019.

(7)

The amounts shown in this column represent the product of $7.95, which was the closing price for a share of our common stock reported by Nasdaq on December 31, 2018 (the last trading day of 2018), and the number of shares of restricted stock reflected in the table for Mr. House as of December 31, 2018.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with the Company and the Bank, which became effective on January 1, 2014, and replaced the employment agreement entered into by Mr. House with the Company and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of the Company and the Bank. A copy of the 2013 Employment Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 19, 2013.

The initial term of the 2013 Employment Agreement was three years, with an additional year added to the term on each anniversary of the effective date, unless one of the parties provides notice of its intention not to extend the term. The 2013 Employment Agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board (which annual base salary was first increased by the Board at its November 2015 meeting); term life insurance coverage in the amount of $250,000; the use of a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of the Company and the Bank. In addition, for each year of the term of the 2013 Employment Agreement, Mr. House will be eligible to receive an annual long-term incentive award under the Incentive Plan of up to 5,000 shares of the Company’s common stock, options to purchase up to 10,000 shares of the Company’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with the Company or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of the Company or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination in an amount equal to two hundred ninety-nine percent (299%) of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of the Company and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section 409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information about these potential payments.

In addition, on May 20, 2014, the Company entered into Change in Control Agreements with its executive officers (collectively, the “CIC Agreements”), including Mr. Elley and Mr. Mitchell. Each of the CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the CIC Agreements) during which the executive officer will be, upon experiencing a “qualifying termination of employment” (as defined in the CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of the executive officer’s annual base salary in effect as of the date of termination, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. Each of the CIC Agreements also provides that, during the employment period and for a period of two years following termination of employment, the executive officer will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the CIC Agreements will only apply in the event that the executive officer is entitled to the one-time lump sum payment described above. The CIC Agreements with Mr. Elley and Mr. Mitchell are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2014.

Pursuant to the Restricted Stock Award Agreement, if an officer’s Continuous Service (as defined in the Incentive Plan) terminates due to death, disability or retirement, 100% of the unvested restricted stock shall vest as of the date of such termination. If the Continuous Service terminates for any reason other than death, disability or retirement, any unvested restricted stock shall be automatically forfeited upon such termination. Pursuant to the Incentive Plan, in the event of a Change in Control (as defined in the Incentive Plan) the Restricted Period (as defined in the Incentive Plan) shall expire immediately with respect to 100% of the shares of restricted stock, subject to the discretion of the Compensation Committee.

Pursuant to the Nonqualified Stock Option Agreement (“Option Agreement”) between FUSB and a recipient of an option, in the case of termination due to disability, any unvested portion of the option shall become fully vested on the date of termination and the officer (or, in certain circumstances, his personal representative) may exercise the vested option at any time prior to the Expiration Date (as defined in the Option Agreement). In the case of termination due to death, any unvested portion of the option shall become fully vested on the date of death, and the vested option may be exercised by the officer’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated pursuant to the Option Agreement at any time prior to the Expiration Date. In the case of termination due to retirement, any unvested portion of the option shall become fully vested on the date of retirement (as defined in the Option Agreement), and the officer may exercise the vested option at any time prior to the Expiration Date. In the case of termination other than for disability, death or retirement, the officer may exercise the vested portion of the option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the officer’s continuous service or (b) the Expiration Date; provided, however, that in the case of termination for Cause (as defined in the Incentive Plan), the option (whether vested or unvested) shall immediately terminate and cease to be exercisable. In the case of a Change in Control, the option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option, subject to the discretion of the Compensation Committee.

DIRECTOR COMPENSATION

In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Compensation for the non-employee directors of the Company is $600 per month for service as directors and $500 per board meeting attended. The Chairperson of the Board receives an additional $750 per month. Non-employee committee members receive $250 per committee meeting attended, and the Chairpersons of the Audit Committee, the Compensation Committee and the Executive, Nominating and Corporate Governance Committee each receive an additional $150 per committee meeting attended. Non-employee directors are also compensated for attending training meetings, or similar meetings, at the same level as for committee meetings and are reimbursed for reasonable travel expenses incurred in the performance of their duties.

All of the directors of the Company also serve as the directors of the Bank, and the non-employee directors receive $400 per month for this service to the Bank. Non-employee directors who serve on committees of the Bank’s board of directors or on the board of directors of the Bank’s subsidiary, Acceptance Loan Company (“ALC”), receive $250 per meeting attended, in each case with the exception of the Chairperson, who receives an additional $150 per meeting attended. The non-employee members of the Board of Directors of ALC include Bruce N. Wilson, Chairperson, Linda H. Breedlove, Robert Stephen Briggs, William G. Harrison and Howard M. Whitted. The non-employee directors of the Bank’s subsidiary, FUSB Reinsurance, Inc., receive $250 per meeting attended. The non-employee members of the Board of Directors of FUSB Reinsurance, Inc. are Robert Stephen Briggs, Chairperson, Linda H. Breedlove, William G. Harrison, Jack W. Meigs and Aubrey S. Miller.

Equity Compensation

Our directors are eligible to participate in the Incentive Plan, under which they may receive grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of equity awards designed to align the interests of the directors with those of the Company’s shareholders. On February 12, 2018, we awarded a total of 5,520 shares of restricted common stock to our directors. The shares vested in full on the first anniversary of the grant date and therefore are no longer restricted. During the restricted period, the directors were entitled to vote and receive dividends with respect to their shares of common stock but could not transfer the shares, outside of certain narrow exceptions. The value of the grant of restricted common stock to each director is set forth in the “2018 Director Compensation Table” below.

Stock Ownership Guidelines for Non-Employee Directors

We believe that it is important for our directors to have a financial stake in the Company, and we have adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in our corporate governance standards and guidelines, the Board has specified a requirement that non-employee directors must own at least 400 shares of the Company’s common stock. The guidelines further direct that each non-employee director should develop a meaningful ownership position in the Company over time. During 2018, all of our non-employee directors were in compliance with the ownership guidelines. Additional information regarding the beneficial stock ownership of our non-employee directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” table contained herein.

Director Retirement Agreements

In order to encourage the members of the Board to continue to serve as directors of the Company, we have entered into director retirement agreements with each of our non-employee directors who joined the Board prior to 2013. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement.

We initially entered into the director retirement agreements in 2002 with each member of the Board at that time, including current directors Breedlove, Gordon, Harrison, Meigs, Whitted and Wilson. In their original form, these agreements promised each director a benefit to be paid annually for ten years, generally beginning on the later of the date on which the director reached age 70 or the date on which the director terminated service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and was scheduled to increase by 3% each year until the director reached age 70 or his or her service as a director was terminated. The benefit was to be reduced if the director retired from the Board before age 70 or terminated service as a director due to a disability before age 70.

The director retirement agreements provide a change in control benefit. We believe that the interests of the Company’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of the Company or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

The director retirement agreements are subject to Internal Revenue Code Section 409A. On November 20, 2008, the Company and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A so that the directors would avoid potential negative tax consequences. The amendments to the director retirement agreements did not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreements entered into by directors joining the Board subsequent to the November 2008 amendments (current directors Bearden and McPhearson) comply with Section 409A.

On January 25, 2017, the agreements with current directors Breedlove, Gordon, Harrison, Meigs, Whitted and Wilson were again amended to reflect the increase in the mandatory retirement age for Board members from age 70 to age 75. Specifically, the 2017 amendment clarified that the annual increases in the amount of the annual benefit payable pursuant to the agreement will terminate at the end of the plan year (commencing on September 1 and ending on August 31) immediately preceding the date of the first meeting of shareholders of the Company at which directors are elected, following the date on which the director reaches the mandatory retirement age set forth in the Company’s bylaws. No amendments were required to the agreements with current directors Bearden and McPhearson to reflect this clarification.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the First US Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was ratified at the Annual Meeting of the Company’s shareholders held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of the Company’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in the Company’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of the Company, either in a lump sum payment or in annual installment payments. During 2018, nine of our fourteen current non-employee directors deferred some or all of their directors’ fees under the Deferral Plan.

2018 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2018.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Nonqualified Deferred Compensation(5)	All Other Compensation(6)	Total
Andrew C. Bearden, Jr.	$35,400	$4,918	-	$3,243	$1,412	$44,973
Linda H. Breedlove	$23,750	$3,513	-	$3,878	$258	$31,399
Robert Stephen Briggs	$27,000	$7,026	-	-	$592	$34,618
Sheri S. Cook	$22,600	$7,026	-	-	-	$29,626
John C. Gordon	$28,600	$3,513	-	$6,326	$114	$38,553
David P. Hale	$22,750	$7,026	-	-	$965	$30,741
William G. Harrison	$24,000	$3,513	-	$3,878	$282	$31,673
J. Lee McPhearson	$28,250	$3,513	-	$9,974	$1,985	$43,722
Jack W. Meigs	$23,250	$3,513	-	$6,203	$693	$33,659
Aubrey S. Miller	$23,500	$7,026	-	-	$378	$30,904
Donna D. Smith	$27,650	$7,026	-	-	$188	$34,864
Howard M. Whitted	$26,500	$3,513	-	$3,878	$2,632	$36,523
Bruce N. Wilson	$30,550	$3,513	-	$9,169	$1,337	$44,569

(1)

Although Mr. House serves on the Board in addition to his service as President and Chief Executive Officer of the Company and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)	During 2018, all of our non-employee directors deferred all or a portion of their director fees pursuant to the Deferral Plan, except for Messrs. Harrison, Meigs and Miller and Ms. Smith.

(3)

The amounts presented in this column represent the fair value of the shares of restricted common stock granted to the directors on the date of grant in accordance with ASC Topic 718. As of December 31, 2018, the aggregate number of unvested shares of restricted stock for each director was as follows: (i) for Mr. Bearden, 420 shares; (ii) for Ms. Breedlove, 300 shares; (iii) for Mr. Briggs, 600 shares; (iv) for Ms. Cook, 600 shares; (v) for Mr. Gordon, 300 shares; (vi) for Mr. Hale, 600 shares; (vii) for Mr. Harrison, 300 shares; (viii) for Mr. McPhearson, 300 shares; (ix) for Mr. Meigs, 300 shares; (x) for Mr. Miller, 600 shares; (xi) for Ms. Smith, 600 shares; (xii) for Mr. Whitted, 300 shares; (xiii) for Mr. Wilson, 300 shares.

(4)

As of December 31, 2018, the aggregate number of outstanding, unexercised options for each director was as follows: (i) for Mr. Bearden, 6,300 options; (ii) for Ms. Breedlove, 4,500 options; (iii) for Mr. Briggs, 6,000 options; (iv) for Ms. Cook, 6,000 options; (v) for Mr. Gordon, 4,500 options; (vi) for Mr. Hale, 0 options; (vii) for Mr. Harrison, 4,500 options; (viii) for Mr. McPhearson, 4,500 options; (ix) for Mr. Meigs, 4,500 options; (x) for Mr. Miller, 6,000 options; (xi) for Ms. Smith, 6,000 options; (xii) for Mr. Whitted, 4,500 options; (xiii) for Mr. Wilson, 4,500. No new options were granted to any of our directors during 2017 or 2018.

(5)	This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement in 2018.

(6)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors. Non-employee directors who must travel outside their county of residence to attend any Board or committee meeting are reimbursed for mileage. Non-employee directors attending a training meeting, or similar meeting, are compensated at the same level as for attendance at committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Donna D. Smith, Chairperson, Andrew C. Bearden, Jr., Robert Stephen Briggs, Sheri S. Cook, John C. Gordon and J. Lee McPhearson. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of the Company, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee nor director during 2018 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves on either the board of directors or the comparable compensation committee. No member of our Compensation Committee during 2018 had any relationships requiring disclosure under Item 404 of Regulation S K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 13, 2019, no person was known to management to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of the Company’s common stock beneficially owned as of March 13, 2019, by (i) the Named Executive Officers; (ii) each director and director nominee of the Company and (iii) all current executive officers and directors of the Company as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Andrew C. Bearden, Jr.(2)	20,267	*
Linda H. Breedlove(3)	14,972	*
Robert Stephen Briggs(4)	35,422	*
Sheri S. Cook(5)	9,993	*
Thomas S. Elley(6)	28,266	*
John C. Gordon(7)	175,259	2.8%
David P. Hale(8)	8,804	*
William G. Harrison(9)	62,654	*
James F. House(10)	94,924	1.5%
J. Lee McPhearson(11)	26,033	*
Jack W. Meigs(12)	9,794	*
Aubrey S. Miller(13)	8,267	*
William C. Mitchell(14)	36,841	*
Donna D. Smith(15)	10,267	*
Howard M. Whitted(16)	30,382	*
Bruce N. Wilson(17)	18,345	*
All current directors and executive officers as a group (18 persons)	658,775	10.0%

*	Represents less than 1% of the outstanding shares.

(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on (i) 6,303,582 shares of the Company’s common stock outstanding, (ii) 71,282 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days and (iii) 191,100 shares of common stock that may be acquired by certain directors and executive officers within 60 days pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 6,303,582 shares of common stock outstanding and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 18 persons by the sum of (i) the total number of shares outstanding and (ii) the total number of shares that the members of the group have the right to acquire within 60 days. The percentages in this table have been rounded to the nearest tenth. The Company currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes (i) 3,732 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Bearden may acquire beneficial ownership within 60 days, (ii) 6,300 shares of common stock underlying options that are exercisable within 60 days, (iii) 420 shares of unvested restricted common stock with respect to which Mr. Bearden has voting rights and (iv) 528 shares owned by Mr. Bearden’s spouse, with respect to which Mr. Bearden disclaims beneficial ownership.

(3)

Includes (i) 2,541 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Breedlove may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iii) 300 shares of unvested restricted common stock with respect to which Ms. Breedlove has voting rights.

(4)

Includes (i) 7,305 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Briggs may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 600 shares of unvested restricted common stock with respect to which Mr. Briggs has voting rights.

(5)

Includes (i) 1,726 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Cook may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 600 shares of unvested restricted common stock with respect to which Ms. Cook has voting rights.

(6)	Includes 23,016 shares of common stock underlying options that are exercisable within 60 days.

(7)

Includes (i) 10,560 shares held jointly with Mr. Gordon’s spouse, (ii) 14,213 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 300 shares of unvested restricted common stock with respect to which Mr. Gordon has voting rights.

(8)

Includes (i) 2,204 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Hale may acquire beneficial ownership within 60 days, (ii) 600 shares of unvested restricted common stock with respect to which Dr. Hale has voting rights and (iii) 5,000 shares that are held in a margin account.

(9)

Includes (i) 264 shares held jointly with Mr. Harrison’s spouse, (ii) 1,135 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Harrison may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 300 shares of unvested restricted common stock with respect to which Mr. Harrison has voting rights.

(10)

Includes (i) 18,288 shares held in the 401(k) Plan, (ii) 43,134 shares of common stock underlying options that are exercisable within 60 days and (iii) 5,000 shares of unvested restricted common stock with respect to which Mr. House has voting rights.

(11)

Includes (i) 11,115 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. McPhearson has voting rights and (iv) 3,000 shares owned by Mr. McPhearson’s spouse, with respect to which Mr. McPhearson disclaims beneficial ownership.

(12)

Includes (i) 1,098 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. Meigs has voting rights, (iv) 2,413 shares held jointly with Mr. Meigs’ spouse and (v) 325 shares owned by each of Mr. Meigs’ two sons, with respect to which Mr. Meigs serves as custodian for one son under the Uniform Gifts to Minors Act of Alabama and disclaims beneficial ownership of all 650 shares.

(13)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 600 shares of unvested restricted common stock with respect to which Mr. Miller has voting rights.

(14)	Includes (i) 9,675 shares held in the 401(k) Plan and (ii) 27,166 shares of common stock underlying options that are exercisable within 60 days.

(15)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 600 shares of unvested restricted common stock with respect to which Ms. Smith has voting rights.

(16)

Includes (i) 23,349 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Whitted may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iii) 300 shares of unvested restricted common stock with respect to which Mr. Whitted has voting rights.

(17)

Includes (i) 2,864 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. Wilson has voting rights and (iv) 100 shares held by Mr. Wilson’s son, with respect to which Mr. Wilson disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, executive officers and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) reports applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of six directors who are independent directors as defined under the applicable Nasdaq listing rules and the Securities and Exchange Commission rules currently in effect.

The Audit Committee hereby submits the following report:

●    We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018.

●    We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (as amended), as well as all other matters required to be discussed with the independent auditors by applicable PCAOB standards.

●    We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the PCAOB regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Robert Stephen Briggs, Chairperson

Andrew C. Bearden, Jr.

David P. Hale

William G. Harrison

Jack W. Meigs

Donna D. Smith

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE FIRST US BANCSHARES, INC. 2013 INCENTIVE PLAN

Introduction

The Board adopted in March 2013, and the Company’s shareholders approved in May 2013, the First US Bancshares, Inc. 2013 Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to (a) enable the Company and its affiliates, including the Bank, to attract and retain the types of employees, directors and consultants who will contribute to the long term success of the Company; (b) provide incentives that align the interests of employees, directors and consultants with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

Under the Incentive Plan, as originally adopted by the Board and approved by the Company’s shareholders, 600,000 shares were available for the grant of awards. As of the date of this Proxy Statement, there were approximately 76,238 shares available for future grants of awards under the Incentive Plan. In light of the goals of the Incentive Plan, and the Company’s continued growth, the number of shares remaining available for future grants of awards under the Incentive Plan is insufficient to provide adequately for the continued participation of employees and directors in future years. If we are unable to increase the number of shares available under the Incentive Plan, we may need to consider compensation alternatives for 2019 and beyond that do not include equity compensation, or include equity compensation to a lesser degree than is the case with our current practices.

Accordingly, the Board believes that it is in the best interest of the Company to adopt the amendment to the Incentive Plan in order to increase the number of shares of common stock, $0.01 par value, of the Company that may be granted under the Incentive Plan by 450,000 shares, from 600,000 to 1,050,000 (the “Amendment”). Other than these revisions, no other material changes are proposed to be made to the Incentive Plan. At the Annual Meeting, the Company’s shareholders will consider and vote upon the approval of the Amendment. The Amendment is contingent on shareholder approval. If such approval is not obtained, the Amendment will be of no force or effect, and the Incentive Plan, as in effect immediately prior to its amendment for the authorized shares increase, will remain in effect without change.

The 450,000 additional shares authorized by the Amendment, together with shares available under existing equity plans and shares subject to outstanding equity awards, represent approximately 8.34% of the Company’s outstanding shares as of the date of this Proxy Statement.

A summary of the principal features of the Incentive Plan is provided below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix A to this Proxy Statement.

General

A number of award types are available under the Incentive Plan, including incentive stock options, nonqualified stock options, stock appreciation rights and restricted awards.

Eligibility

Persons eligible to participate in the Incentive Plan include all employees, directors and consultants of the Company and our affiliates, including the Bank, and such other individuals designated by the Committee who are reasonably expected to become employees, directors and consultants upon the receipt of awards under the Incentive Plan. Currently, approximately 283 persons are eligible to participate in the Incentive Plan, and at this time approximately 42 persons are participating.

Administration

The Incentive Plan is currently administered by the Compensation Committee of the Board. The Compensation Committee has the authority to, subject to the terms of the Incentive Plan, the Compensation Committee’s charter and applicable laws, among other things, determine when awards are to be granted under the Incentive Plan, determine the participants to whom awards shall be granted, and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the Incentive Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, who are also “outside directors,” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), unless otherwise determined by the Board.

Shares Available

A total of 1,050,000 shares of the Company’s common stock, an increase of 450,000 shares from the Incentive Plan as originally adopted by the Board and approved by the Company’s shareholders, are reserved for issuance under the Incentive Plan, all of which may, in the Compensation Committee’s discretion, be granted as incentive stock options. Any shares of common stock granted in connection with options and stock appreciation rights will be counted against this limit as one share for every one option or stock appreciation right awarded. Any shares of common stock granted in connection with awards other than options and stock appreciation rights shall be counted against this limit as two shares of common stock for every one share of common stock granted in connection with such award. Shares of common stock available for distribution under the Incentive Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Any shares of common stock subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Incentive Plan. In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction (such as any recapitalization, reorganization, merger, consolidation, combination or exchange) or any other relevant change in capitalization occurring after the date of grant of an award under the Incentive Plan, awards granted under the Incentive Plan and any award agreements, the exercise price of options and stock appreciation rights, the maximum number of shares of common stock subject to all awards as provided in the Incentive Plan and the maximum number of shares of common stock with respect to which any one person may be granted awards during any period stated in the Incentive Plan will be equitably adjusted or substituted as to the number, price or kind of a share of common stock or other consideration subject to such awards, to the extent necessary to preserve the economic intent of the award.

Types of Awards Available

●

Options – The Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. In general, the exercise price of an option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and no options granted under the plan may be exercisable after the expiration of ten years from the date of grant of the award. Options will vest and become exercisable as the Compensation Committee deems appropriate. The exercise price may be paid in various ways, including by payment of cash, a stock-for-stock exchange, a broker-assisted cashless exercise or a net exercise.

●

Stock Appreciation Rights – The Incentive Plan provides for the grant of stock appreciation rights, either alone, as free-standing stock appreciation rights, or in tandem with an option, as related stock appreciation rights. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and a related stock appreciation right must have the same exercise price as the related option. No stock appreciation rights may be exercisable after the expiration of ten years from the date of grant of the award. Stock appreciation rights will vest and become exercisable as the Compensation Committee deems appropriate. The consideration payable upon exercise of a stock appreciation right shall be paid in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, as determined in the sole discretion of the Compensation Committee.

●

Restricted Stock and Restricted Stock Units – The Incentive Plan provides for the grant of restricted stock or restricted stock units. Such awards may not be sold, assigned, transferred or otherwise disposed of or pledged as collateral or security during the restricted period, which restricted period begins on the date of grant of the award and ends at the time or times set forth on a schedule established by the Compensation Committee. A holder of restricted stock generally shall have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends. At the discretion of the Compensation Committee, restricted stock units may be credited with cash and stock dividends paid by the Company in respect of one share of the Company’s common stock.

●	Performance-Based Cash Bonuses – Performance-based cash bonuses may be awarded under the Incentive Plan.

Amendment and Termination

The Board may, at any time, and from time to time, amend or terminate the Incentive Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the shareholders as may be required by applicable laws, stock exchange rules or other regulations. The Incentive Plan will automatically terminate on March 22, 2023.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the Incentive Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Incentive Plan is strongly urged to consult with his or her tax advisor regarding participation in the plan.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of the Company’s common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options, and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: stock-settled stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Certain types of awards under the Incentive Plan, including cash-settled stock appreciation rights, restricted stock units and deferred stock, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the plan and awards granted under the plan will be interpreted to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the plan and applicable award agreements may be amended to comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes, as of December 31, 2018, the securities that were authorized for issuance under the Incentive Plan and the Deferral Plan. The Deferral Plan permits non-employee directors to defer their directors’ fees and receive the adjusted value of the deferred amounts in cash and/or in the Company’s common stock and was approved by the Company’s shareholders in 2004.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	517,032	$ 9.71 (3)	153,428
Equity compensation plans not approved by shareholders	—	—	—
Total	517,032	$ 9.71 (3)	153,428

(1)	Includes shares to be issued under the Incentive Plan and the Deferral Plan.

(2)	Does not include shares reserved for future issuance under the Deferral Plan. Includes shares available for issuance under the Incentive Plan.

(3)	Does not include amounts deferred pursuant to the Deferral Plan, as there is no exercise price associated with these deferred amounts.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AMENDMENT TO THE FIRST US BANCSHARES, INC. 2013 INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”) as the Company’s independent registered public accountants for the year ending December 31, 2019, is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs & Ingram to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2019. Carr, Riggs & Ingram has served as the Company’s principal accountants since August 7, 2008.

A representative from Carr, Riggs & Ingram is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to the Company for the audit and other services provided by Carr, Riggs & Ingram for 2018 and 2017.

	2018	2017
Audit Fees	$248,500	$241,500
Audit-Related Fees	$41,086	$23,000
Tax Fees	$2,650	$2,600
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements and the review of financial statements included in the Company’s Forms 10-Q and Form 10-K. All of these services were pre-approved by the Audit Committee.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs & Ingram for 2018 or 2017.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2019. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 4

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the Securities and Exchange Commission. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until the Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2023.

As described in detail under the heading “Executive Compensation,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of the Company that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for the Company’s 2020 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received by the Company at the address noted below on or before November 28, 2019, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company before February 11, 2020, of a proposal for the 2019 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to February 11, 2020, then proxies solicited by the Board will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail, return receipt requested, to the following address:

Beverly J. Dozier, Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

The Company will furnish to shareholders without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2018. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

FIRST US | BANCSHARES, INC. VOTE

C123456789

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 3:00 a.m., Central Time, on May 2, 2019.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2020 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Andrew C. Bearden, Jr.	☐	☐	02 - Robert Stephen Briggs	☐	☐	03 - Sheri S. Cook	☐	☐
04 - John C. Gordon	☐	☐	05 - David P. Hale	☐	☐	06 - William G. Harrison	☐	☐
07 - James F. House	☐	☐	08 - J. Lee McPhearson	☐	☐	09 - Jack W. Meigs	☐	☐
10 - Aubrey S. Miller	☐	☐	11 - Donna D. Smith	☐	☐	12 - Howard M. Whitthed	☐	☐
13 - Bruce N. Wilson	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C 1234567890 J N T

1 U P X 4 1 3 1 4 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03OK6B

FIRST US BANCSHARES, INC. — ANNUAL MEETING MAY 2, 2019

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:
www.edocumentview.com/FUSB

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — May 2, 2019

2:00 p.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the "Company") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders of the Company to be held on May 2, 2019 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

PLEASE PROVIDE THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FIRST US | BANCSHARES, INC. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2020 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Andrew C. Bearden, Jr.	☐	☐	02 - Robert Stephen Briggs	☐	☐	03 - Sheri S. Cook	☐	☐
04 - John C. Gordon	☐	☐	05 - David P. Hale	☐	☐	06 - William G. Harrison	☐	☐
07 - James F. House	☐	☐	08 - J. Lee McPhearson	☐	☐	09 - Jack W. Meigs	☐	☐
10 - Aubrey S. Miller	☐	☐	11 - Donna D. Smith	☐	☐	12 - Howard M. Whitted	☐	☐
13 - Bruce N. Wilson	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 3 1 4 7

030KXB

FIRST US BANCSHARES, INC. — ANNUAL MEETING MAY 2, 2019

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:
www.edocumentview.com/FUSB

You can vote by proxy in one of three ways:

1. Via the Internet at **www.investorvote.com/FUSB** and follow the instructions.

or

2. Call **toll free 1-800-652-VOTE (8683)** on a touch-tone telephone.

or

3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — May 2, 2019

2:00 p.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the "Company") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders of the Company to be held on May 2, 2019 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2019 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If mailing, please promptly mail to ensure that it is received prior to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E66454-P22341 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST US BANCSHARES, INC.

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

	For All	Withhold All	For All Except
1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2020 Annual Meeting of Shareholders and until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew C. Bearden, Jr.
02) Robert Stephen Briggs
03) Sheri S. Cook
04) John C. Gordon
05) David P. Hale
06) William G. Harrison
07) James F. House
08) J. Lee McPhearson
09) Jack W. Meigs
10) Aubrey S. Miller
11) Donna D. Smith
12) Howard M. Whitted
13) Bruce N. Wilson

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E66455-P22341

FIRST US BANCSHARES, INC.
Annual Meeting of Shareholders
May 2, 2019 2:00 PM Central Time
This proxy is solicited by the Board of Directors

REVOCABLE PROXY - FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS - MAY 2, 2019
First US Bancshares, Inc.
Pump House Plaza
3291 U.S. Highway 280
Birmingham, AL 35243

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. ("the Company") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders of the Company to be held on May 2, 2019 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THE SHAREHOLDER SUBMITS THIS PROXY BUT DOES NOT GIVE INSTRUCTIONS ON A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR ALL" ON PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side

GENERAL BROKER

BROADRIDGE CORPORATE ISSUER SOLUTIONS
1717 ARCH ST, SUITE 1300
PHILADELPHIA, PA 19103

FIRST US BANCSHARES INC

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on 05/02/2019 at 2:00 PM CDT.

Make your vote count.

Vote must be received by ***05/01/2019*** *to be counted.*

XXXX XXXX XXXX XXXX

Visit www.ProxyVote.com	Call 1-800-555-5555	Return this form in the enclosed postage-paid envelope.	Vote in person the day of the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will not vote your shares.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

The following proxy material for the meeting is available at www.ProxyVote.com:

The Combined Document

X

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

FIRST US BANCSHARES INC

Please check this box if you plan to attend the Meeting and vote these shares in person. ☐

The Board recommends you vote FOR the following director nominee(s): 1 through 13

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01	Andrew C. Bearden, Jr.	07	James F. House	13	Bruce N. Wilson
02	Robert Stephen Briggs	08	J. Lee McPhearson		
03	Sheri S. Cook	09	Jack W. Meigs		
04	John C. Gordon	10	Aubrey S. Miller		
05	David P. Hale	11	Donna D. Smith		
06	William G. Harrison	12	Howard M. Whitted		

The Board recommends you vote FOR the following proposal(s): 2, 3 and 4

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.

Yes	No
☐	☐

Signature [PLEASE SIGN WITHIN BOX]   Date

V1.8   03-01-19